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                  EXHIBIT 23. CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated January 30, 1999, included in the 1998 Annual Report to Shareholders of Eli Lilly and Company.

We also consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement Number 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-58466 on Form S-3 dated February 17, 1993, in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993, in Registration Statement Number 33-56141 on Form S-8 dated October 24, 1994, in Registration Statement Number 333-02021 on Form S-8 dated March 28, 1996, in Registration Statement Number 333-62015 on Form S-8 dated August 21, 1998 and in Registration Statement Number 333-66113 on Form S-8 dated October 26, 1998 of our report dated January 30, 1999 with respect to the consolidated financial statements incorporated herein by reference in the Annual Report (Form 10-K) of Eli Lilly and Company.


Ernst & Young LLP

Indianapolis, Indiana
March 26, 1999